EXHIBIT 10.10

                         INDEMNIFICATION AGREEMENT

       This Agreement is made this 29th day of June 2005 between NEW EXM INC., a Kentucky corporation, whose name will be changed to ASHLAND INC. ("Company"), and the undersigned individual ("Director").

                                WITNESSETH:

       WHEREAS, Company was organized for the purpose of engaging in the transactions contemplated by that certain Master Agreement, dated as of March 18, 2004, among Ashland Inc., ATB Holdings Inc., EXM LLC, Company, Marathon Oil Corporation, Marathon Domestic LLC, among Marathon Oil Company, USX Corporation, and Marathon Ashland Petroleum LLC, as amended by Amendment No. 1, dated as of April 27, 2005 (as amended, the "Master Agreement"); and

       WHEREAS, pursuant to the Master Agreement, EXM LLC will merge into Company, following the merger of Ashland Inc. ("Old Ashland") into EXM LLC, as a result of which Company will become the successor of Old Ashland, and will change its corporate name to Ashland Inc.; and

       WHEREAS, Director has provided valuable service as a member of the Board of Directors of Old Ashland, and Company desires Director to serve as a member of its Board of Directors, thereby performing a valuable service for Company; and

       WHEREAS,   Article  X  of  the  Amended  and  Restated  Articles  of
Incorporation of Company (the "Article") authorizes Company to indemnify directors of Company to the maximum extent permitted by law; and

       WHEREAS, the Article authorizes Company to enter into contracts with members of its Board of Directors with respect to indemnification of such directors; and

       WHEREAS, recent developments with respect to the applications and enforcement of indemnification provisions and the availability of insurance to protect directors against liabilities generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

       WHEREAS, to provide greater certainty with respect to Director's right to indemnification and the payment thereof, and thereby induce Director to serve as a member of the Board of Directors of Company, Company has determined and agreed to enter into this Agreement with Director.

       Now, THEREFORE, in consideration of Director's agreement to serve as a Director after the date of this Agreement, Company and Director agree as follows:

       1. Indemnity of Director. Subject only to the exclusions set forth in Sections 2 and 12 of this Agreement, Company hereby agrees to hold harmless and indemnify Director against any and all reasonable costs and expenses (including, but not limited to, attorneys' fees) and any liabilities (including, but not limited to, judgments, fines, penalties and reasonable settlements) paid by or on behalf of, or imposed against, Director in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or other (including any appeal relating thereto) and whether made or brought by or in the right of Company or otherwise, in which Director is, was or at any time becomes a party or witness, or is threatened to be made a party or witness, or otherwise, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Company or a director, officer, partner, trustee, employee or agent of an Affiliate of Company, as hereafter defined, or any employee benefit plan maintained by Company or any Affiliates of Company. As used in this Agreement, an Affiliate of Company means any corporation, partnership or other entity which, directly or indirectly, controls, is controlled by or is under common control with Company.

       2. Limitations on Indemnity. No indemnity pursuant to Section 1 of this Agreement shall be paid by Company if a court of competent jurisdiction renders a Final Adjudication, as hereinafter defined in section 5, on the merits that such indemnity is prohibited by law; or to the extent and only to the extent that, prior to a Change of Control, as hereinafter defined, a majority of the Board of Directors of Company or a duly designated committee thereof, in either case consisting of directors who are not at the time parties to the claim, action, suit or proceeding against Director, determines that the amount of expenses and/or settlements for which indemnification is sought is unreasonable.

       For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if [i] any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the shareholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Company representing 20% or more of the combined voting power of Company's then outstanding voting securities; or [ii] during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constituted the Board of Directors of Company and any new director (other than a director designated by a person who has entered into an agreement with Company to effect a transaction described in clauses [iii] or [iv] of this Paragraph) whose election by the Board of Directors or nomination for election by Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors or [iii] the shareholders of Company approve a merger or consolidation of Company with any other corporation, other than
(a) a merger or consolidation of the Company into or with a direct or indirect wholly-owned subsidiary, or (b) a merger or consolidation which would result in the voting securities of the Company outstanding or converted into voting securities of the surviving entity being at least 70% of the combined voting power of the voting securities of Company or such
surviving   entity



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
outstanding immediately after such merger or consolidation; or [iv] the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of the assets owned by Company, whether directly or indirectly; provided, however, that no sale or disposition of all or substantially all of the assets owned by Company shall be deemed to occur unless assets constituting 80% of the total assets of the Company are transferred pursuant to such sale or disposition. Notwithstanding the foregoing, none of the transactions provided for in that certain Master Agreement, dated as of March 18, 2004, among Ashland Inc., ATB Holdings Inc., EXM LLC, Company, Marathon Oil Corporation, Marathon Domestic LLC, ,among Marathon Oil Company, USX Corporation, and Marathon Ashland Petroleum LLC, as amended by Amendment No. 1, dated as of April 27, 2005 (as amended, the "Master Agreement"), shall be deemed to constitute a Change in Control.

       3. Continuation of Indemnity. All agreements and obligations of Company contained in this Agreement shall continue during the period Director serves in any capacity entitling Director to indemnification under this Agreement and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, or other, arising as a result of acts or omissions occurring during the period Director served as a director of Company.

       4. Notification of Claim. It shall be a condition precedent to indemnification under this Agreement that, within twenty days after receipt by Director of actual notice that Director is or will be a party, witness or otherwise involved in any threatened or pending action, suit or proceeding described in Section 1 of this Agreement, Director shall have notified Company in writing of the assertion or commencement thereof; but the omission to so notify Company will not relieve it from any liability which it may have to Director otherwise than under this Agreement.

       5. Advancement of Costs and Expenses. The costs and expenses incurred by Director in investigating, defending or appealing any threatened or pending claim or any threatened or pending action, suit or proceeding described in Section 1 of this Agreement shall, at the written request of Director, be paid by Company within ten (10) days after receiving copies of invoices presented to Director for such costs and expenses, in advance of a Final Adjudication on the merits (as hereinafter defined) or settlement, with the understanding, undertaking and agreement hereby made and entered into by Director and Company, that Director shall, if it is ultimately determined in accordance with Section 2 or pursuant to
Section 12 that Director is not entitled to be indemnified, or was not entitled to be fully indemnified, repay to Company such amount, or the appropriate portion thereof, so paid or advanced. Such advancements shall be made at least quarterly. For purposes of this Section, an order of a court shall not be deemed a "Final Adjudication" under Section 2, and no matter adjudicated by a court order shall be deemed "ultimately determined," unless and until (i) the time to appeal, petition for writ of certiorari or allocatur, or otherwise seek appellate review or to move for reargument, rehearing, or reconsideration of the order has expired and no appeal, petition for writ of certiorari, allocatur, or other appellate review, or proceedings for reargument, rehearing, or reconsideration shall be then pending, or (ii)


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

in the event that an appeal, petition for writ of certiorari or allocatur, or other appellate review or reargument, rehearing, or reconsideration thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed or from which a writ of certiorari or allocatur, or other appellate review or reargument, rehearing, or reconsideration was sought, and the time to take any further appeal, to petition for writ of certiorari or allocatur, to otherwise seek appellate review, or to move for reargument, rehearing, or reconsideration shall have expired.

       6. Enforcement. If a claim for payment under this Agreement is not paid in full by Company within ninety days after a written demand has been delivered by Director to Company, or within thirty days after delivery of a written demand by Director to Company based upon a final and unappealable judgment of a court of competent jurisdiction, Director may at any time thereafter bring suit against Company to recover the unpaid amount of the claim and, if successful in whole or in part, Director shall also be entitled to be paid all costs and expenses (including but not limited to attorneys' fees) incurred by Director in prosecuting such suit. In any suit brought by Director to enforce this Agreement, the burden of proof shall be on Company to establish that Director is not entitled to the relief sought under this Agreement.

       7. Establishment of Security. In the event of a Potential Change in Control, as hereafter defined, Company shall, upon written request of Director, obtain an irrevocable letter of credit issued by a commercial bank, satisfactory to Director, which letter of credit shall be in the amount of $10,000,000, shall have a term of ten years, shall name Director, and Director's spouse, heirs and personal and legal representatives as beneficiary and shall permit Director, and Director's heirs and personal and legal representatives to draw thereunder from time to time such amounts as are due and owing to Director under this Agreement, whether in the form of an advancement or indemnification or otherwise, upon delivery of Director's certificate to the effect that Director is entitled to be paid such amounts pursuant to the terms of this Agreement. The issuer of the letter of credit shall be chosen by Director and all expenses, fees and other disbursements incurred in connection with the issuance and enforcement of such letter of credit shall be paid by Company. Obtaining a letter of credit shall not relieve Company of any of its obligations under this Agreement.

       The parties acknowledge that Director will have no adequate remedy at law if Company breaches its obligations under this Section 7, and agree that, in addition to any other remedies which may be available, Director shall be entitled to the equitable remedy of specific performance in the event of a breach or threatened breach by Company of its obligations hereunder. Director and Company further agree that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove and further agree that such breach would cause Director irreparable harm. Accordingly, Director and Company agree that Director shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. Director and Company further agree that Director shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by Company.

       For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if [i] Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; [ii] any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, who is on the date hereof, or hereafter becomes, the beneficial owner, directly or indirectly, of securities of Company representing fifteen percent (15%) or more of the combined voting power of Company's then outstanding voting securities, hereafter or thereafter increases its beneficial ownership of such securities by one-half percent (.5%) or more over the percentage so owned by such person on the date hereof or on the date of becoming such a beneficial owner; or [iii] the Board of Directors of Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

       8. Contribution. If the full indemnity provided in Section 1 of this Agreement may not be paid to Director because of any exclusion resulting from Section 2 of this Agreement, then in respect of any actual or threatened claim, action, suit or proceeding in which Company is jointly liable with Director (or would be if joined in such claim) Company shall contribute to the amount of expenses and liabilities incurred by Director in such proportion as is appropriate to reflect [i] the relative benefits received by Company on the one hand and Director on the other hand from the acts or omissions from which such claim, action, suit or proceeding arose and [ii] the relative fault of Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of Director on the other hand in connection with the acts or omissions which resulted in such claim, action, suit or proceeding, as well as any other relevant equitable considerations. The relative fault of Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of Director on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such claim, action, suit or proceeding. Company agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

       9. Partial Indemnity. If Director is entitled under any provision of this Agreement to indemnification by Company for some or a portion of the costs, expenses, judgments, fines, penalties and amounts paid in settlement, but not for the total amount thereof, Company shall nevertheless indemnify Director for the portion thereof to which Director is entitled.

       10. Non-exclusivity. The rights of Director under this Agreement shall be in addition to any other rights Director may have under the Amended and Restated Articles of Incorporation or By-laws of Company, both as amended, agreement, vote of shareholders or disinterested directors, as a matter of law or otherwise.

       Without limiting the foregoing, the parties expressly agree that, upon the merger of EXM LLC into Company, following the merger of Ashland Inc. into EXM LLC, as provided for in the Master Agreement, Company shall assume, and thereafter perform, any and all obligations of Ashland Inc.


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

to provide indemnification and advancement of expenses to Director, including, without limitation, under all obligations owed under that certain Indemnification Agreement between Ashland Inc. and Director dated
_____________.

       11. Subrogation. In the event of any payment under this Agreement, Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Company effectively to bring suit to enforce such rights.

       12. No Duplication of Payments. Company shall not be liable under this Agreement to make any payment to the extent Director has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise payable by Company under this Agreement. Director shall use best efforts to collect from all third parties any amounts otherwise payable by Company under this Agreement. If Director is entitled to but has not received payment from a third party (under any insurance policy or otherwise) of amounts otherwise payable by the Company under this Agreement, Company shall nevertheless pay Director such amounts with the understanding, undertaking and agreement hereby made and entered into by Director and Company that Director will repay to Company such amounts to the extent they are ultimately paid to Director by such third party.

       13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Company, heirs, and personal and legal representatives; provided, however, that this Agreement is personal to Director and may not be transferred or encumbered by Director in any way.

       14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

       15. Change in Law. To the extent that a change in Kentucky law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the By-laws of Company and this Agreement, Director shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

       16. Governing Law; Amendment.

              A. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Kentucky.

              B. Except as provided in paragraph 15 hereof, no amendment, modification,


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
       termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

       17. Notices. Any notice to Company or Director under this Agreement shall be in writing and shall be delivered personally or sent by overnight courier service or certified mail:

       If to Company:                          Ashland Inc.
                                               50 E. RiverCenter Blvd.
                                               P.O. Box 391
                                               Covington, Kentucky 41012-0391
                                               Attn: Secretary

       If to Director:                         NAME
                                               ADDRESS


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                           New EXM Inc. (whose name will be changed to Ashland Inc.)

                           By:
                           --------------------------------------------------
                           Name:      James J. O'Brien
                           Title:     Chief Executive Officer

                           Director:


                           --------------------------------------------------
                           NAME



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